[Robert Jeffrey Letterhead]

August 14 , 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

I have read the statements made by Kid Castle Educational Corporation (“Kid Castle”), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of Kid Castle's Form 8-K report dated August 14, 2006. I agree with the statements concerning my firm in such Form 8-K.

Very truly yours,

/s/ Robert Jeffrey